                                              Registration No. 333-____________

================================================================================
    As filed with the Securities and Exchange Commission on November 4, 1999



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                        SYSTEM SOFTWARE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                             36-3144515
         (State or other Jurisdiction                 (I.R.S. Employer
         of incorporation or organization)          Identification Number)

         500 WEST MADISON, 32ND FLOOR                   (312) 258-6000
         CHICAGO, ILLINOIS 60661                   (Telephone number, including
         (Address, including Zip Code, of          area code, of registrant's
         principal executive offices)              principal executive offices)


               SYSTEM SOFTWARE ASSOCIATES, INC. STOCK OPTION PLAN

                             Mr. Robert R. Carpenter
                             Chief Executive Officer
                             System Software Associates, Inc.
                             500 West Madison
                             Chicago, Illinois 60661
                             (312) 258-6000

          (Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
 TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
       REGISTERED              REGISTERED*              SHARE**                 PRICE**          REGISTRATION FEE**
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.0033 per share                1,000,000               $2.0156               $2,015,600                $560
======================================================================================================================

* This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

** Pursuant to Rule 457(h), the registration fee was computed on the basis of the average of the bid and asked price of the registrant's Common Stock on October 29, 1999.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by System Software Associates, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

       (a) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, filed on January 29, 1999, as amended on Form 10-K/A on March 2, 1999;

       (b) the Company's Quarterly Report on Form 10-Q for the periods ended January 31, 1999, April 30, 1999 and July 31, 1999;

       (c) the Company's Proxy Statement on Form 14A, filed on March 4, 1999 and July 2, 1999;

       (d) the Company's Current Report on Form 8-K, filed February 18, 1999 and September 20, 1999;

       (e) the description of the Company's Common Stock, $.0033 par value per share, contained in the Company's Registration Statement on Form 8-A, declared effective February 12, 1987 and February 18, 1999; and

       (f) the description of the Company's Common Stock Purchase Rights contained in the Company's Registration statement on Form 8-K, filed May 18, 1988.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-laws of the registrant provide that the registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amount paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless a court determines otherwise.

         The Certificate of Incorporation of the registrant, as amended to date, provides that the personal liability of the directors of the registrant shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 29th day of October, 1999.

                                                System Software Associates, Inc.


                                                By:   /s/ Robert R. Carpenter
                                                      ----------------------
                                                      Robert R. Carpenter
                                                Its:  Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert R. Carpenter and William
         N. Weaver, Jr., and each of them singly, his true and lawful attorney-in-fact and agents, with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and officer of System Software Associates) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the 29th day of October, 1999.


           /s/ Robert R. Carpenter                  /s/ William N. Weaver, Jr.
         --------------------------               ----------------------------
         Robert R. Carpenter                      William N. Weaver, Jr.


           /s/ Douglas Smith                        /s/ Andrew J. Filipowski
         --------------------------               ----------------------------
         Douglas Smith                            Andrew J. Filipowski


           /S/ JOSEPH SKADRA
         --------------------------
         Joseph Skadra

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on the dates indicated.

       SIGNATURE                                     TITLE                                         DATE
                                           Chief Executive Officer, President
                                           and Chairman of the Board of
  /s/ Robert R. Carpenter                  Directors (Principal Executive
---------------------------                Officer)                                           October 29, 1999
Robert R. Carpenter


                                           Vice President of Finance
  /s/ Joseph Skadra                        and Controller (Principal Financial
---------------------------                and Accounting Officer)                            October 29, 1999
Joseph Skadra



  /s/ William N. Weaver, Jr.               Director                                            October 29, 1999
---------------------------
William N. Weaver, Jr.



  /s/ Douglas Smith                        Director                                           October 29, 1999
---------------------------
Douglas Smith



  /s/ Andrew J. Filipowski                 Director                                           October 29, 1999
---------------------------
Andrew J. Filipowski



                                  EXHIBIT INDEX

        Exhibit
         Number                                          Description of Exhibit
        -------                                          ----------------------
          4.1             Certificate of Incorporation of  System Software Associates, Inc., as amended to date.*
          4.2             By-Laws of System Software Associates, Inc., as amended to date.**
          4.3             Rights Agreement dated as of May 3, 1988.***

           5              Opinion of Sachnoff & Weaver, Ltd.
           23             Consent of KPMG LLP
           24             Powers of Attorney (contained on the signature page hereto)








     --------------------------------------------------------------------------
         * Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1987 (File No. 0-15322).
        ** Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1989
            (File No. 0-15322).
        *** Incorporated by reference from the Company's Form 8-K Current
            Report filed May 18, 1988 (File No. 0-15322).